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                                                                    Exhibit 99.5

                                [Letterhead of]
                    [NationsBanc Montgomery Securities LLC]

February 17, 1999
Board of Directors
Eagle Hardware & Garden, Inc.
981 Powell Avenue SW
Renton, WA  98055

Gentlemen:

               We hereby consent to the inclusion of our opinion letter dated November 21, 1998, to the Board of Directors of Eagle Hardware & Garden, Inc. ("Eagle") regarding the proposed merger between Eagle and a wholly-owned subsidiary of Lowe's Companies, Inc. ("Lowe's"), in Lowe's Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission on February 18, 1999, and to the references therein to our firm and to our opinion under the headings "Recommendations of the Eagle Board", "Background and Reasons for the Merger", and "Opinion of Financial Advisor". In giving the foregoing consent, we do not admit and we hereby disclaim (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of the 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                       Very truly yours,


                                       /s/ NationsBanc Montgomery Securities LLC
                                       NATIONSBANC MONTGOMERY SECURITIES LLC